Exhibit 99.1

Butterfly Network Reports Fourth Quarter 2024 Financial Results
Delivered Record Annual and Quarterly Revenue

•Delivered quarterly record Revenue of $22.4 million in Q4, representing 35% YoY growth
•Reduced Q4 Net Loss by 59% and Net Cash Used in Operations by 76%
•Successful public offering closed on January 31, 2025 with $81.7 million of net proceeds
BURLINGTON, Mass. & NEW YORK--(BUSINESS WIRE) -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly” or the “Company”), a digital health company transforming care with portable, semiconductor-based ultrasound technology and intuitive software, today announced financial results for the fourth quarter and year ended December 31, 2024, and provided a business update.
Joseph DeVivo, Butterfly's President, Chief Executive Officer and Chairman commented, “2024 was a year of focused execution against the strategy we introduced at our March 2024 Investor Day. With 25% topline growth, high-impact product launches and key milestones achieved, we completed a strong first year of the five-year plan and put programs in place to accelerate growth across our core point-of-care ultrasound business, as well as Octiv™ and Butterfly HomeCare.”
DeVivo continued, “As we enter 2025, Butterfly steps into its next era. With strong revenue momentum, a successful capital raise, and a reinforced financial position, we have the ability to invest in strategic initiatives while maintaining a clear path to cash flow independence. We are advancing our vision of making AI-powered, point-of-care ultrasound more accessible – putting our technology into the hands of doctors, nurses, and eventually, qualified chronic care patients worldwide. With control over our future, we are well-positioned to scale in 2025 and beyond.”
Recent Operational and Strategic Highlights:
•New Clinical Evidence: Published preliminary findings from seminal study with Rutgers Robert Wood Johnson Medical School, demonstrating significant reductions in length of stay and healthcare costs for congestive heart failure management when using Butterfly devices in hospital settings.
•Successful Capital Raise: Public offering closed on January 31, 2025 with $81.7 million of net proceeds, including the shoe. This funding further strengthens Butterfly’s balance sheet, as well as its ability to drive innovation to expand access to advanced imaging technology.
•Butterfly HomeCare Progress:
◦Initiated pilot for virtual chronic care management with a leading Medicare Advantage provider, training nurse practitioners to use AI-guided lung ultrasound for congestive heart failure patients in long-term care facilities. Early results are promising, with no hospital readmissions and timely interventions improving care.
◦Completed successful proof of concept with myPlace Health, a PACE (Program of All-inclusive Care for the Elderly) organization, which demonstrated the ability to identify undiagnosed conditions and support risk scoring for reimbursement.
•New Octiv™ Partnerships: Named third partner, Sonic Incytes, developing a novel approach to liver disease assessment, and signed two additional new partners in the Neuroscience and Generative AI space – all expected to drive 2025 revenue.
•Butterfly Garden Growth: Signed four new AI development partners in the fourth quarter, including the first Veterinary AI partnership, bringing the portfolio to 21 companies.

•European Union’s Restriction of Hazardous Substances (RoHS) Update: Following Butterfly’s revocation submission in October 2024, the EU commission is now identifying a third party to review the petition, with a recommendation expected by the end of 2025. If favorable, implementation may take 12-18 months.
Three Months Ended December 31, 2024 Financial Results
Revenue: Total revenue was $22.4 million, up 35% from $16.5 million in the fourth quarter of 2023. U.S. revenue was $14.5 million, up 32% from prior year, driven by the recently launched next-generation iQ3 probe’s higher selling price and increased enterprise software revenue. International revenue increased 19% year-over-year to $5.5 million, with new geographies contributing revenue. Other revenue contributed $2.4 million.
•Product revenue was $14.7 million, an increase of 45% versus the prior year period, driven by the 22% increase in units fulfilled year-over-year and the iQ3’s higher selling price.
•Software and other services revenue was up 20% year-over-year at $7.6 million. Software and other services mix was 34% of revenue and decreased by 4 percentage points versus the prior year due to the higher product revenue achieved this quarter.
Gross profit: Gross profit was $13.7 million versus a gross loss of $12.5 million in the prior year period, and adjusted gross profit was $13.7 million versus $9.4 million in the prior period. Gross margin increased to 61.4% from negative 75.9% in the prior year period, and adjusted gross margin increased to 61.4% from 56.6% in the prior year period. This increase was primarily due to a higher average selling price, partially offset by higher amortization which reduced margin by approximately 35 basis points and a lower mix of software and other services revenue.
Operating expenses: Operating expenses were $31.0 million, down 9% from $34.2 million in the prior year period, due to the business transformation initiative to optimize non-specialized technical functions, previously announced reductions in force in the prior year, and non-payroll spending rationalization across all areas. Total operating expenses excluding stock-based compensation and Other expense were $25.4 million, compared to $27.3 million in the fourth quarter of 2023, representing a decrease of 7%.
Net loss: Net loss was $18.1 million, compared to $44.1 million in the prior year period.
Adjusted EBITDA: Adjusted EBITDA loss was $9.1 million, compared to $15.7 million in the prior year period.
Adjusted EPS: Adjusted EPS was $(0.05), compared to $(0.08) in the prior year period.
Cash, cash equivalents, and restricted cash: Cash, cash equivalents, and restricted cash were $92.8 million as of December 31, 2024.
Guidance
Revenue Guidance and Adjusted EBITDA guidance for the Fiscal Year 2025:
•Revenue guidance of $96 million to $100 million or approximately 20% growth
•Adjusted EBITDA guidance loss of $37 million - $42 million
Reconciliation of GAAP to Adjusted
Reconciliations of gross margin to adjusted gross margin and of net loss to adjusted EBITDA and adjusted EPS for the three months and year ended December 31, 2024, and 2023 is provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

Conference Call
A conference call and webcast to discuss fourth quarter and full year 2024 financial performance and operational progress is scheduled for 8:00 am ET on February 28, 2025. The conference call will be broadcast live in listen-only mode via a webcast on Butterfly’s Investor Relations website at Events & Presentations. Individuals interested in listening to the conference call on your telephone may do so by dialing approximately ten minutes prior to start time:
US domestic callers: 1-877-300-8521
International callers: 1-412-317-6026
Conference ID: 10195836
Or use the Call me™ link for instant online telephone access to the event
(active 15 minutes prior to scheduled start time):
https://callme.viavid.com/?$Y2FsbG1lPXRydWUmcGFzc2NvZGU9JmluZm89Y29tcGFueSZyPXRydWUmYj0xNg==
After the live webcast, the webcast will be archived on Butterfly’s Investor Relations page.
About Butterfly Network
Butterfly Network, Inc. (NYSE: BFLY) is a healthcare company driving a digital revolution in medical imaging with its proprietary Ultrasound-on-Chip™ semiconductor technology and ultrasound software solutions. In 2018, Butterfly launched the world’s first handheld, single-probe, whole-body ultrasound system, Butterfly iQ. The iQ+ followed in 2020, and the iQ3 in 2024, each with improved processing power and performance by leveraging Moore’s Law. The iQ3 earned Best Medical Technology at the 2024 Prix Galien USA Awards, a prestigious honor and one of the highest accolades in healthcare. Butterfly’s innovations have also been recognized by Fierce 50, TIME’s Best Inventions and Fast Company’s World Changing Ideas, among other achievements.
Butterfly combines advanced hardware, intelligent software, AI, services, and education to drive adoption of affordable, accessible imaging. Clinical publications demonstrate that its handheld ultrasound probes paired with Compass™ enterprise workflow software, can help hospital systems improve care workflows, reduce costs, and enhance provider economics. With a cloud-based solution that enables care anywhere through next-generation mobility, Butterfly aims to democratize healthcare by addressing critical global healthcare challenges. Butterfly devices are commercially available to trained healthcare practitioners in areas including, but not limited to, parts of Africa, Asia, Australia, Europe, the Middle East, North America and South America; to learn more about available countries, visit: https://www.butterflynetwork.com/choose-your-country.
Non-GAAP Financial Measures
In addition to providing financial measures based on generally accepted accounting principles in the United States of America (“GAAP”), we provide additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are adjusted gross profit, adjusted gross margin, adjusted EBITDA, and adjusted EPS. We present non-GAAP financial measures in order to assist readers of our financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes. Our non-GAAP financial measures provide an additional tool for investors to use in comparing our financial performance over multiple periods.
The non-GAAP financial measures included in this press release are key performance measures that our management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of our operating performance on a more consistent basis. We use these performance measures for business planning purposes and forecasting. We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance as they are useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

The non-GAAP financial measures included in this press release may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider adjusted gross profit, adjusted gross margin, adjusted EBITDA, and adjusted EPS alongside other financial performance measures prepared in accordance with GAAP, including gross profit, gross margin, net loss, and EPS.
The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. In this press release, we have provided reconciliations of adjusted gross profit to gross profit, adjusted gross margin to gross margin, and adjusted EBITDA and adjusted EPS to net loss, the most directly comparable GAAP financial measures. Reconciliations of our non-GAAP financial measures to corresponding GAAP measures are not available on a forward-looking basis because we are unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in our working capital needs, variances in our supply chain, the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with GAAP. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our expectations with respect to financial results, future performance, commercialization and plans to deploy our products and services, development of products and services, and the size and potential growth of current or future markets for our products and services. Forward-looking statements are based on our current beliefs and assumptions and on information currently available to us. These forward-looking statements involve significant known and unknown risks and uncertainties and other factors that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside our control and are difficult to predict. Factors that may cause such differences include, but are not limited to: our ability to grow and manage growth effectively; the success, cost, and timing of our product and service development activities; the potential attributes and benefits of our products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product; our ability to identify, in-license, or acquire additional technology; our ability to maintain our existing license, manufacturing, supply, and distribution agreements; our ability to compete with other companies currently marketing or engaged in the development of products and services that we are currently marketing or developing; changes in applicable laws or regulations; the size and growth potential of the markets for our products and services, and our ability to serve those markets, either alone or in partnership with others; the pricing of our products and services, and reimbursement for medical procedures conducted using our products and services; our estimates regarding expenses, revenue, capital requirements, and needs for additional financing; our financial performance; our ability to raise financing in the future; and other risks and uncertainties indicated from time to time in our most recent Annual Report on Form 10-K or in subsequent filings that we make with the Securities and Exchange Commission. We caution that the foregoing list of factors is not exclusive. We caution you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. We do not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contacts:
Investors
Heather Getz
Chief Financial and Operations Officer, Butterfly
investors@butterflynetwork.com

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Revenue:
Product	$14,723	$10,162	$54,200	$40,036
Software and other services	7,628	6,354	27,856	25,864
Total revenue	22,351	16,516	82,056	65,900
Cost of revenue:
Product	6,641	26,889	24,380	40,655
Software and other services	1,976	2,163	8,845	8,389
Total cost of revenue	8,617	29,052	33,225	49,044
Gross profit (loss)	13,734	(12,536)	48,831	16,856
Operating expenses:
Research and development	8,826	11,207	37,800	55,616
Sales and marketing	11,854	10,297	41,567	39,073
General and administrative	9,943	12,375	39,810	49,613
Other	426	316	4,065	18,164
Total operating expenses	31,049	34,195	123,242	162,466
Loss from operations	(17,315)	(46,731)	(74,411)	(145,610)
Interest income	997	1,736	5,020	7,450
Interest expense	(334)	—	(1,261)	—
Change in fair value of warrant liabilities	(1,033)	620	(1,859)	4,544
Other income (expense), net	(526)	254	(13)	(2)
Loss before provision for income taxes	(18,211)	(44,121)	(72,524)	(133,618)
Provision (benefit) for income taxes	(109)	—	(32)	82
Net loss and comprehensive loss	$(18,102)	$(44,121)	$(72,492)	$(133,700)
Net loss per common share attributable to Class A and B common stockholders, basic and diluted	$(0.08)	$(0.21)	$(0.34)	$(0.65)
Weighted-average shares used to compute net loss per share attributable to Class A and B common stockholders, basic and diluted	213,389,209	207,274,099	211,682,760	205,385,544

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$88,775	$134,437
Accounts receivable, net of allowance for doubtful accounts of $2,583 and $1,787 at December 31, 2024 and December 31, 2023, respectively	20,793	13,418
Inventories	70,789	73,022
Current portion of vendor advances	5,547	2,815
Prepaid expenses and other current assets	6,709	7,571
Total current assets	192,613	231,263
Property and equipment, net	19,518	25,321
Intangible assets, net	8,916	10,317
Non-current portion of vendor advances	15,042	15,276
Operating lease assets	14,233	15,675
Other non-current assets	5,760	6,422
Total assets	$256,082	$304,274
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,250	$5,090
Deferred revenue, current	16,139	15,625
Accrued purchase commitments, current	131	131
Accrued expenses and other current liabilities	27,695	23,425
Total current liabilities	48,215	44,271
Deferred revenue, non-current	7,315	7,394
Warrant liabilities	2,685	826
Operating lease liabilities	20,398	22,835
Other non-current liabilities	8,637	8,895
Total liabilities	87,250	84,221
Commitments and contingencies
Stockholders’ equity:
Class A common stock $.0001 par value; 600,000,000 shares authorized at December 31, 2024 and December 31, 2023; 188,626,154 and 181,221,794 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	19	18
Class B common stock $.0001 par value; 27,000,000 shares authorized at December 31, 2024 and December 31, 2023; 26,426,937 shares issued and outstanding at December 31, 2024 and December 31, 2023	3	3
Additional paid-in capital	970,940	949,670
Accumulated deficit	(802,130)	(729,638)
Total stockholders’ equity	$168,832	$220,053
Total liabilities and stockholders’ equity	$256,082	$304,274

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(72,492)	$(133,700)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and impairments	10,342	10,574
Non-cash interest expense	1,256	—
Write-down of inventories	15	21,083
Stock-based compensation expense	21,032	27,480
Change in fair value of warrant liabilities	1,859	(4,544)
Gain on lease termination	—	(214)
Other	1,102	633
Changes in operating assets and liabilities:
Accounts receivable	(8,503)	(162)
Inventories	2,218	(34,135)
Prepaid expenses and other assets	1,304	2,979
Vendor advances	(2,498)	17,091
Accounts payable	(841)	(1,875)
Deferred revenue	435	2,206
Accrued purchase commitments	—	(2,015)
Change in operating lease assets and liabilities	(750)	(635)
Accrued expenses and other liabilities	3,814	(3,586)
Net cash used in operating activities	(41,707)	(98,820)

Cash flows from investing activities:
Purchases of marketable securities	—	(297)
Sales of marketable securities	—	76,484
Purchases of property, equipment, and intangible assets, including capitalized software	(2,694)	(5,783)
Sales of property and equipment	36	10
Net cash provided by (used in) investing activities	(2,658)	70,414

Cash flows from financing activities:
Proceeds from exercise of stock options and warrants	64	228
Proceeds from employee stock purchase plan	495	—
Payments to tax authorities for restricted stock units withheld	(739)	—
Payments on technology license commitment	(1,315)	—
Net cash provided by (used in) financing activities	(1,495)	228
Net decrease in cash, cash equivalents, and restricted cash	(45,860)	(28,178)
Cash, cash equivalents, and restricted cash, beginning of period	138,650	166,828
Cash, cash equivalents, and restricted cash, end of period	$92,790	$138,650

Supplementary disclosure of non-cash investing and financing activities
Acquisition of property, equipment, and intangible assets, including capitalized software	$470	$9,247

BUTTERFLY NETWORK, INC.
ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Revenue	$22,351	$16,516	$82,056	$65,900
Cost of revenue	8,617	29,052	33,225	49,044
Gross profit (loss)	$13,734	$(12,536)	$48,831	$16,856

Gross margin	61.4%	(75.9%)	59.5%	25.6%

Add:
Write-downs and write-offs of inventories	—	21,891	97	21,891
Adjusted gross profit	$13,734	$9,355	$48,928	$38,747

Adjusted gross margin	61.4%	56.6%	59.6%	58.8%

Depreciation and amortization	$1,536	$1,458	$6,398	$5,585
% of revenue	6.9%	8.8%	7.8%	8.5%

BUTTERFLY NETWORK, INC.
ADJUSTED EBITDA AND ADJUSTED EPS
(In thousands, except share and per share amounts)
(Unaudited)

	Included on the condensed consolidated statements of operations and comprehensive loss as:	Three months ended December 31,		Year ended December 31,
		2024	2023	2024	2023
Net loss	Net loss	$(18,102)	$(44,121)	$(72,492)	$(133,700)
Stock-based compensation	R&D, S&M, and G&A	5,238	6,556	21,032	27,480
Write-downs and write-offs of inventories	Cost of revenue	—	21,891	97	21,891
Change in fair value of warrant liabilities	Change in fair value of warrant liabilities	1,033	(620)	1,859	(4,544)
Other	Other	426	316	4,065	18,164
Other expense (income), net	Other income (expense), net	526	(254)	13	2
Adjusted net loss		(10,879)	(16,232)	(45,426)	(70,707)
Interest income	Interest income	(997)	(1,736)	(5,020)	(7,450)
Interest expense	Interest expense	334	—	1,261	—
Provision (benefit) for income taxes	Provision for income taxes	(109)	—	(32)	82
Depreciation and amortization	Cost of revenue, R&D, S&M, and G&A	2,507	2,242	10,342	10,574
Adjusted EBITDA		$(9,144)	$(15,726)	$(38,875)	$(67,501)

Adjusted EPS		$(0.05)	$(0.08)	$(0.21)	$(0.34)
Weighted average shares used to compute adjusted EPS		213,389,209	207,274,099	211,682,760	205,385,544